UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2023

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

South Carolina
(State or Other Jurisdiction of Incorporation)

0-14665	95-4133299
(Commission File Number)	(IRS Employer Identification No.)

915 E. First Street Los Angeles, CA	90012
(Address of Principal Executive Offices)	(Zip Code)

(213) 229-5300
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DJCO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 29, 2023, Daily Journal Corporation (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) of the passing of Charles T. Munger on November 28, 2023. Mr. Munger was a director of the Company and a member of its audit committee. The Company notified Nasdaq that, as a result of Mr. Munger’s passing, the Company’s audit committee currently has two members, contrary to Nasdaq Listing Rule 5605(c)(2)(A)’s requirement that the Company have an audit committee of at least three members. Accordingly, the Company notified Nasdaq that the Company has fallen out of compliance with Nasdaq Listing Rule 5605(c)(2)(A).

In accordance with Nasdaq Listing Rule 5605(c)(4), the Company has until the earlier of its next annual shareholders meeting or November 28, 2024 to regain compliance with the requirements of Nasdaq Listing Rule 5605(c)(2)(A); provided, however, that if the next annual shareholders meeting is held before May 26, 2024, the Company has until May 26, 2024 to regain compliance. The Company expects to hold its next annual shareholders meeting on or about February 14, 2024, accordingly the Company expects to have until May 26, 2024 to regain compliance.

The Company intends to fill the vacancy on the Company’s board of directors and audit committee with a qualified individual who meets the criteria of Nasdaq Listing Rule 5605(c)(2)(A) once it identifies such a candidate.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By: /s/ Tu To
Tu To
Chief Financial Officer

Dated: December 1, 2023